UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2008

NUGENT ENGINE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53322	26-2676697
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Howard Hughes Center, 6080 Center Drive, 6th Floor, Los Angeles, California  90045

(Address of principal executive offices) (zip code)

(310) 694-8072

(Registrant's telephone number, including area code)

Copies to:

McElravy, Kinchen & Associates, P.C.

13831 North West Frwy, Suite 300

Houston, TX 77040

PH: (832) 242-9950

Enterprise V Corporation

5976 20th Street No 177, Vero Beach, Florida 32966

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 24, 2008, the Board of Directors of Nugent Engine Technologies, Inc. (the “Company”), approved an amendment and restatement of the Company’s bylaws (the “Bylaws” and, as amended and restated, the “Amended Bylaws”), effective immediately.

The amendment, as approved, changes the Company’s fiscal year end to December 31st in each year. The fiscal year end had previously been determined to be June 16th in each year.

In connection with the amendment to the Bylaws as described above, the Board of Directors also voted that beginning January 1, 2009, the fiscal months of the Company shall end on the last day of the calendar month and the fiscal quarters of the Company shall end on the last day of the calendar quarter.

The description of the change to the Bylaws contained in this report is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)  Exhibits.

Exhibit No.

Description

     1.2

Amended and Restated Bylaws of Nugent Engine Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

NUGENT ENGINE TECHNOLOGIES, INC.

Dated: October 24, 2008

By: /s/  Robert Smith

___________________________________

Name: Robert Smith

Title: Chief Executive Officer